UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 9, 2010 (September 1, 2010)

SINOBIOMED INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128399	20-1945139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Room 4304, 43/F China Resources Building 26 Harbour Road Wan Chai, Hong Kong
(Address of principal executive offices)

852-2511-0238
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 1, 2010, the board of directors of Sinobiomed Inc. (the “Company”) appointed Mr. George Yu to serve as the Company’s President and Chief Executive Officer, effective immediately.

Mr. George Yu, age 38, was appointed as the Company’s Chief Executive Officer effective as of September 1, 2010.  Mr. Yu has over 15 years of management and corporate development experience.  Prior to his appointment, he served,  from September  2009 to August 2010, as the Managing Partner, Bay2Peak S.A., a financial advisory and investment management firm, and from September 2005 to August 2009, as the Managing Partner of Bay2Peak Strategies, Ltd., a financial advisory and investment management firm, where he was responsible in both instances for the sourcing and execution of transactions, including financings, mergers and acquisitions, and investor relations.  Prior to that, Mr. Yu served in various operational management and consulting roles and has worked with small-cap hedge and venture capital funds in emerging markets and investment banking at Lehman Brothers.  Mr. Yu holds a Bachelor of Science Degree from the University of Tuebingen, Germany, and a Masters in Business Administration, cum laude, in Finance and Economics from the Columbia Business School.

In consideration for his services as the Company’s Chief Executive Officer, the Company has entered into an executive employment agreement with Mr. Yu, dated as of September 1, 2010, pursuant to which, the Company is obligated to pay Mr. Yu an initial monthly base salary of USD 5,000, which will be increased to a monthly base salary of USD 10,000 per month if the Company raises at least $1,000,000 in aggregate financing during the 24-month term of his employment.  The Company is also obligated to grant Mr. Yu a five-year option to purchase 5,000,000 restricted shares of the Company’s common stock under the Company’s 2006 Stock Option and Incentive Plan. The option will be exercisable at a per share price of $0.03 per share and will vest on a monthly basis, over a 24-month period, commencing on September 1, 2010.

Mr. Yu is not, and has not been, a participant in any transaction with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Yu and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, dated September 1, 2010, by and between Sinobiomed Inc. and Mr. George Yu.

10.2	Option Agreement, dated September 1, 2010, by and between, Sinobiomed Inc. and Mr. George Yu.

99.1	Press Release dated September 2, 2010

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2010	SINOBIOMED INC.

	By:	/s/ George Yu
George Yu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated September 1, 2010, by and between, Sinobiomed Inc. and Mr. George Yu.

10.2	Option Agreement, dated September 1, 2010, by and between, Sinobiomed Inc. and Mr. George Yu.

99.1	Press Release dated September 2, 2010